Exhibit 99.1

SECOND AMENDMENT TO
CREDIT AGREEMENT

This second Amendment to Credit Agreement (the "Second Amendment") is dated as of June 28, 2013, and is made by and among CON-WAY INC., a Delaware corporation, the BANKS party hereto, PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (the "Agent"), and U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent.
RECITALS:
WHEREAS, the Borrower, the Banks and the Agent are parties to that certain Credit Agreement, dated as of November 4, 2010 (as amended by the First Amendment to Credit Agreement and Subsidiary Guaranty Agreement, dated as of August 2, 2011, the "Credit Agreement"); unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Credit Agreement;
WHEREAS, the Borrower and the Banks have agreed to amend the Credit Agreement in order to, among other things, (i) extend the Termination Date, (ii) amend Schedule 2- Pricing Grid and (iii) amend certain other provisions, all pursuant to the terms and subject to the applicable conditions set forth herein, and the Banks have agreed to amend the Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, and incorporating the above-defined terms herein, the parties hereto agree as follows:
1.Recitals. The foregoing recitals are true and correct and incorporated herein by reference.

2.Amendments to Credit Agreement.

(a)Section 1.01; Definitions.
(i)The reference to “anti-terrorism law” in subclause (b) of the definition of “Blocked Person” is hereby deleted in its entirety and replaced with “Anti-Terrorism Law”.

(ii)The definition of “Defaulting Bank” is hereby amended and restated in its entirety as follows:

““Defaulting Bank" means any Bank that (a) has failed, within one Business Day of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to the Agent, any LC Issuing Bank, the Swingline Bank, or any Bank any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Bank notifies the Agent in writing that such failure is the result of such Bank's good faith determination that a condition precedent to such funding (which condition has not otherwise been waived in accordance with the terms of this Agreement, and which condition is specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Bank's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied (which condition has not otherwise been waived in accordance with the terms of this Agreement)) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Bank that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon the Agent's or the Borrower's receipt of such certification in form and substance satisfactory to the Agent or the Borrower, as the case may be, (d) has become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of Section 9.04 with respect to purchasing participations from the other Banks, whereby such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its ratable share of such payments due and payable to all of the Banks.
As used in this definition, the term "Bankruptcy Event" means, with respect to any Person, such Person or such Person's direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person's direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.”

(iii)The definition of “ESOP Trust” is hereby amended and restated in its entirety as follows:

““ESOP Trust” has the meaning set forth in Section 5.07.”

(iv)The definition of “Foreign Bank” is hereby amended and restated in its entirety as follows:

““Foreign Bank" means a Bank that is not a U.S. Person.”

(v)The definition of ““Group” or “Group of Loans”” is hereby amended by deleting the reference to “Section 8.02 or Section 8.04” therein and replacing it with “Section 8.01 or Section 8.05”.

(vi)The definition of “Other Taxes” is hereby amended and restated in its entirety as follows:

“"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 8.06).”

(vii)The definition of “Taxes” is hereby amended and restated in its entirety as follows:

“"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.”

(viii)The definition of “Termination Date” is hereby amended and restated in its entirety as follows:

“"Termination Date" means June 28, 2018.”
(ix)The following new definitions are hereby inserted in their proper alphabetical order:

“"Anti-Terrorism Laws" means any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).”

“"Change in Law" means the occurrence, after the Second Amendment Effective Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (ii) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.”

“"Compliance Authority" means each and all of (a) the U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission.”
“"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.”
“"Covered Entity" means all Obligors and Subsidiaries of any of them, and their Third Party Affiliates.”
“"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Bank, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (a) such Bank acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 8.06) or (b) such Bank changes its lending office, except in each case to the extent that, pursuant to Section 8.03, amounts with respect to such Taxes were payable either to such Bank's assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its lending office, (iii) Taxes attributable to such Recipient's failure to comply with Section 8.03, and (iv) any U.S. federal withholding Taxes imposed by FATCA.”

“"FATCA" means Sections 1471 through 1474 of the Internal Revenue Code, as of the Second Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.”

“"Indemnified Taxes" means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Financing Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.”
“"Law" means any international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Official Body charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Official Body, in each case whether or not having the force of law.”

“"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan or Financing Document).”
“"Recipient" means (i) the Agent, (ii) any Bank, and (iii) the LC Issuing Bank, as applicable.”
“"Sanctioned Country" means a country subject to a sanctions program maintained by any Compliance Authority.”
“"Sanctioned Person" means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.”
““SEC Reports” means the Borrower's (i) Form 10-K Report for the year ended December 31, 2012, (ii) Form 10-Q Report for the quarter ended March 31, 2013, and (iii) each Form 8-K Report filed with the Securities and Exchange Commission during the period commencing on January 1, 2013 through and including the Second Amendment Effective Date.”
“"Second Amendment Effective Date" means June 28, 2013.”

“"USA Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.”
“"U.S. Person" means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Internal Revenue Code.”
“"U.S. Tax Compliance Certificate" has the meaning specified in Section 8.03.”
“"Withholding Agent" means any Obligor and the Agent.”

(b)    Amendment to Section 1.02; Accounting Terms and Determinations. Section 1.02 is hereby amended by deleting the reference to “Loan Document” therein and replacing it with “Financing Document”.

(c)    Amendment to Section 2.01(b); Increase In Commitments for Committed Loans. The introduction to Section 2.01(b) is hereby amended by replacing it with the following:

“The Borrower shall have the right at any time after the Second Amendment Effective Date to increase the aggregate amount of Commitments hereunder by up to $150,000,000.00 (from $325,000,000.00 up to $475,000,000.00 in total aggregate Commitments) without the consent of the Banks, subject, however to the satisfaction of each of the following terms and conditions:”

(d)    Amendment to Section 2.08(a); Facility Fees. Section 2.08(a) is hereby amended by adding the following language to the end thereof:

“Notwithstanding the foregoing, the facility fee accrued with respect to the Commitment of a Defaulting Bank during the period prior to the time such Bank became a Defaulting Bank and unpaid at such time shall not be payable by the Borrower so long as such Bank shall be a Defaulting Bank except to the extent that such facility fee shall otherwise have been due and payable by the Borrower prior to such time; and no facility fee shall accrue with respect to the Commitment of a Defaulting Bank so long as such Bank shall be a Defaulting Bank.”

(e)    Amendment to Section 4.02; Corporate and Governmental Authorization; No Contravention. Section 4.02 is hereby amended by adding the following sentence to the end thereof:

“No Obligor uses any brokers or other agents acting in any capacity in connection with the Loans.”

(f)    Amendment to Section 4.05; Litigation. Section 4.05 is hereby amended and restated in its entirety as follows:

“There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (a) except as set forth in the SEC Reports as of the Second Amendment Effective Date, which could reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or (b) instituted by the Borrower or any of its Subsidiaries which in any manner draws into question the validity of any Financing Document.”

(g)    Amendment to Section 4.11; Full Disclosure. Section 4.11 is hereby amended by deleting the references to “Securities Exchange Commission” and replacing them with “Securities and Exchange Commission”.

(h)    Amendment to Article 4. Article 4 is hereby amended by adding the following new Section 4.12 to the end thereto as follows:

“Section 4.12    Anti-Money Laundering/International Trade Law Compliance. No Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country in violation of any law, regulation, order or directive enforced by any Compliance Authority to which such Covered Entity is subject or has any assets in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority to which such Covered Entity is subject.”
(i)    Amendment to Section 5.01; Information. Section 5.01 is hereby amended by deleting the “.” at the end of subclause (j) and replacing it with “; and”, and by adding the following subclause (k) to the end thereto:
“(k) promptly and to the extent not prohibited by applicable Law, notice that (i) any Covered Entity has become a Sanctioned Person, (ii) the Borrower has knowledge that any Covered Entity has become indicted, arraigned, subject to formal investigation or custodially detained, (iii) such Covered Entity has received a written inquiry or other formal written request for information from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime thereto, or (iv) the Borrower has knowledge of facts or circumstances to the effect that it is reasonably likely that an aspect of such Covered Entity's operations are in actual or probable violation of any Anti-Terrorism Law.”

(j)    Amendment to Section 5.14; Anti-Terrorism Laws. Section 5.14 is hereby amended by deleting the reference to “anti-terrorism law” and replacing it with “Anti-Terrorism Law”, and by adding the following language to the end thereto:

“The Borrower shall not and shall not permit any of its Subsidiaries to (i) use the proceeds of the Loans to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority to which such Covered Entity is subject; (ii) repay the Loans with funds derived from any unlawful activity; and (iii) permit any Covered Entity to not be in compliance with, or engage in any dealings or transactions prohibited by, any Anti-Terrorism Laws.”
(k)    Article 8; Change in Circumstances. Article 8 is hereby amended and restated in its entirety as follows:
ARTICLE 8
CHANGE IN CIRCUMSTANCES
Section 8.01 Euro-Dollar Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

(a)	If on any date on which a Euro-Dollar Rate would otherwise be determined, the Agent shall have determined (after consultation with the Borrower) that:

(i)	adequate and reasonable means do not exist for ascertaining such Euro-Dollar Rate, or

(ii)	a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the Euro-Dollar Rate, then the Agent shall have the rights specified in Section 8.01(c) below.

(b)	If at any time:

(i)
any Bank shall have determined that the making, maintenance or funding of any Euro-Dollar Loan has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii)
Banks having 50% or more of either the aggregate Commitments or the aggregate principal amount of the affected Loans advise the Agent that such Euro-Dollar Rate, as determined by the Agent, will not adequately and fairly reflect the cost to such Banks of the establishment or maintenance of any such Euro-Dollar Loan for the applicable Interest Period, or

(iii)
any Bank shall have determined that after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Euro-Dollar Loan, or to banks generally, to which a Euro-Dollar Rate applies, respectively, are not available to such Bank with respect to such Euro-Dollar Loan, or to banks generally, in the interbank eurodollar market, then the Agent shall have the rights specified in Section 8.01(c).

(c)
In the case of any event specified in subsection (a) above, the Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in subsection (b) above, such Bank or Banks, as applicable, shall promptly so notify the Agent and describe the specific circumstances of such notice, and the Agent shall promptly send copies of such notice to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Banks, in the case of such notice given by the Agent, or (ii) such affected Banks, in the case of such notice given by such Banks, to allow the Borrower to select, convert to or renew a Euro-Dollar Rate shall be suspended until the Agent shall have later notified the Borrower, or such affected Banks shall have later notified the Agent, of the Agent's or such affected Banks', as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under subsection (a) above and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a Euro-Dollar Loan and such has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of a rate based on the Base Rate otherwise available with respect to such Loans. If any affected Banks notify the Agent and the Borrower of a determination under subsection (b), the Borrower shall, subject to the Borrower's indemnification obligations under Section 2.14, as to any Euro-Dollar Loan of the affected Banks, on the date specified in such notice either convert the Loans of the affected Banks to the rate based on the Base Rate otherwise available with respect to such Loans or prepay such Loans in accordance with Section 2.12. Absent due notice from the Borrower of conversion or prepayment, including, for the avoidance of doubt, a failure to make an election under Section 8.05(a) hereof, such affected Loans shall automatically be converted to the rate based on the Base Rate otherwise available with respect to such Loan upon such specified date.

(d)
Notwithstanding anything to the contrary contained in this Section 8.01, neither the Agent nor any Bank shall be permitted to make a claim to the Borrower under this Section 8.01 unless the Agent or such Bank is making similar claims against other borrowers of the Agent or such Bank to the extent such borrowers are similarly situated to the Borrower.

Section 8.02    Increased Costs.

(a)	If any Change in Law shall:

(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Bank (except any reserve requirement reflected in the Euro-Dollar Rate) or any LC Issuing Bank;

(ii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)
impose on any Bank, any LC Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Bank or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Bank or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Bank, any LC Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any

Letter of Credit), or to reduce the amount of any sum received or receivable by such Bank, such LC Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Bank, such LC Issuing Bank or other Recipient, the Borrower shall pay to such Bank, such LC Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Bank, such LC Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)
If any Bank or any LC Issuing Bank determines that any Change in Law affecting such Bank or such LC Issuing Bank or any lending office of such Bank, or such Bank's or such LC Issuing Bank's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Bank's or such LC Issuing Bank's capital or on the capital of such Bank's or such LC Issuing Bank's holding company, if any, as a consequence of this Agreement, the Commitments of such Bank or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Bank, or the Letters of Credit issued by such LC Issuing Bank, to a level below that which such Bank or such LC Issuing Bank or such Bank's or such LC Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Bank's or such LC Issuing Bank's policies and the policies of such Bank's or such LC Issuing Bank's holding company with respect to capital adequacy and liquidity), then from time to time the Borrower shall pay to such Bank, such LC Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Bank or such LC Issuing Bank or such Bank's or such LC Issuing Bank's holding company for any such reduction suffered.

(c)
A certificate of a Bank or an LC Issuing Bank setting forth the amount or amounts necessary to compensate such Bank or such LC Issuing Bank or such Bank's or such LC Issuing Bank's holding company, as the case may be, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Bank or such LC Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)
Failure or delay on the part of any Bank or any LC Issuing Bank to demand compensation pursuant to this Section 8.02 will not constitute a waiver of such Bank's or such LC Issuing Bank's right to demand such compensation, provided that the Borrower shall not be required to compensate a Bank or an LC Issuing Bank pursuant to this Section 8.02 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Bank or such LC Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Bank's or such LC Issuing Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)
Notwithstanding anything contained in this Section 8.02 to the contrary, neither any Bank nor any LC Issuing Bank shall be permitted to make a claim to the Borrower under this Section 8.02 unless the Agent or such Bank is making similar claims against other borrowers of the Agent or such Bank to the extent such borrowers are similarly situated to the Borrower.

Section 8.03    Taxes.

(a)	For purposes of this Section 8.03, the term "Bank" includes the LC Issuing Banks and the term "applicable Law" includes FATCA.

(b)
Any and all payments by or on account of any obligation of any Obligor under any Financing Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 8.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)	The Obligors shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d)
The Obligors shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 8.03) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

(e)
Each Bank shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that an Obligor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of any of the

Obligors to do so), (ii) any Taxes attributable to such Bank's failure to comply with the provisions of Section 9.06 relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Agent in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Bank by the Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Bank under any Financing Document or otherwise payable by the Agent to the Bank from any other source against any amount due to the Agent under this Section 8.03.

(f)
As soon as practicable after any payment of Taxes by any Obligor to an Official Body pursuant to this Section 8.03, such Obligor shall deliver to the Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g)
Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Financing Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 8.03(g)(i)(A), (i)(B) and (i)(D) below) shall not be required if in the Bank's reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.

(i)	Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)
any Bank that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;

(B)
any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(w)
in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(x)	executed originals of IRS Form W-8ECI;

(y)
in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Bank is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Internal Revenue Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN; or

(z)
to the extent a Foreign Bank is not the beneficial owner of a relevant payment made under any Financing Document, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)
any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)
if a payment made to a Bank under any Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank shall deliver to the Borrower and the Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the Second Amendment Effective Date.

Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(h)
If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 8.03 (including by the payment of additional amounts pursuant to this Section 8.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 8.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 8.03 (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 8.03, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8.03 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)
Each party's obligations under this Section 8.03 shall survive the resignation of the Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction and discharge of all obligations.

Section 8.04    Designation of a Different Lending Office. If any Bank becomes an affected Bank under Section 8.01 or requests compensation under Section 8.02, or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Bank or any Official Body for the account of any Bank pursuant to Section 8.03, then such Bank shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to one of its offices, branches or affiliates, if, in the reasonable judgment of such Bank, such designation or assignment (i) would eliminate the event with respect to the affected Bank under Section 8.01 or eliminate or reduce amounts payable pursuant to Section 8.02 or Section 8.03, as the case may be, in the future, and (ii) would not subject such Bank to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Bank. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.

Section 8.05    Base Rate Loans Substituted for Affected Fixed Rate Loans.
(a)    If the obligation of any Bank to make, or continue or convert outstanding Loans as or into, Euro-Dollar Loans has been suspended pursuant to Section 8.01 or (ii) any Bank has demanded compensation under Section 8.02 or Section 8.03 with respect to Euro-Dollar Loans, and the Borrower, by at least five Business Days' prior notice to such Bank through the Agent, has elected that the provisions of this Section 8.05(a) shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, subject to Borrower's indemnification obligations to any such Bank under Section 2.14, all Loans which would otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans shall be made or continued instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks). If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer exist, the principal amount of each such Base Rate Loan that was a Euro‑Dollar Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks; provided that any such Bank shall be obligated to provide such notice when such circumstances no longer exist.

(b)    If (i) any Bank becomes an affected Bank under Section 8.01 or has demanded compensation under Section 8.02 with respect to its Euro-Dollar Loans, or (ii) the Borrower becomes obligated to pay any Taxes or other amounts to or for the account of any Bank pursuant to Section 8.03, and the Borrower, by at least five Business Days' prior notice to the Banks through the Agent, has elected that the provisions of this Section 8.05(b) shall apply to all of the Banks, then the Borrower shall, on the fifth Business Day following such notice, prepay in full the then outstanding principal amount of each outstanding Euro-Dollar Loan of each Bank, together with accrued interest thereon and amounts payable pursuant to Section 2.14 hereof.

Section 8.06    Substitution of Banks.
If (a) any Bank becomes an affected Bank under Section 8.01 or has demanded compensation under Section 8.02, (b) the Borrower has become obligated to pay any Taxes or other amounts to or for the account of any Bank pursuant to Section 8.03 (such Bank, in either clause (a) or (b), an “Increased Cost Bank”), (c) any Bank has become a Defaulting Bank and has failed to cure its default within five days after the Borrower's request that it cure such default or (d) in connection with any proposed amendment, modification, termination, waiver or consent contemplated by Sections 9.05(b) to 9.05(f), inclusive, the consent of Required Banks shall have been obtained but the consent of one or more of such other Banks (each a “Non-Consenting Bank”) whose consent is required has not been obtained, in each case, then, with respect to each such Increased Cost Bank, Defaulting Bank or Non-Consenting Bank (each a “Selling Bank”), the Borrower shall have the right, with the assistance of the Agent, to seek one or more banks or other institutions satisfactory to the Borrower and the Agent (collectively, the “Purchasing Banks”) willing to purchase the Selling Bank's Loans, its participation interests in any unpaid Reimbursement Obligations and Swingline Loans and assume the Commitment of the Selling Bank, all on the terms specified in this Section 8.06. The Selling Bank shall be obligated (and hereby irrevocably agrees) to sell its Loans and its participation interests in any unpaid Reimbursement Obligations and Swingline Loans to such Purchasing Bank or Banks (which may include one or more of the Banks) in accordance with the provisions of Section 9.06(c) within 5 days after receiving notice from the Borrower requiring it to do so, at an aggregate price equal to the outstanding principal amount of Loans held by the Selling Bank and any amounts funded by the Selling Bank with respect to its participation interests in unpaid Reimbursement Obligations or Swingline Loans, plus unpaid interest accrued thereon to but excluding the date of sale. In connection with any such sale, and as a condition thereof, the Borrower shall pay to the Selling Bank all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Selling Bank at least two Business Days prior to such sale, (i) the amount of any indemnity which would be due to the Selling Bank under Section 2.14 if the Borrower had prepaid the outstanding Euro-Dollar Loans of the Selling Bank on the date of such sale and (ii) any additional compensation, Taxes or other amounts accrued for such Selling Bank's account under Section 8.02 or Section 8.03, as applicable, to but excluding, said date (it being understood that the Selling Bank shall retain its right to be compensated after the date of such sale for any such accrued amounts remaining unpaid) and shall pay to the Agent the administrative fee referred to in Section 9.06(c). Upon such sale, the Purchasing Bank or Banks shall assume the Commitment of the Selling Bank, and the Selling Bank shall be released from its obligations hereunder to a corresponding extent, and, such Purchasing Bank shall be a Bank party to this Agreement, shall be deemed to be an Assignee hereunder and shall have all the rights and obligations of a Bank with a Commitment equal to the Commitment of the Selling Bank. Upon the consummation of any sale pursuant to this Section 8.06, the Selling Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, each Purchasing Bank receives a new Note. In the event such Selling Bank is a Non-Consenting Bank, each Purchasing Bank shall consent, at the time of such assignment, to each matter in respect of which such Selling Bank was a Non-Consenting Bank. Upon the prepayment of all amounts owing to any Selling Bank and the termination of such Selling Bank's Commitments, if any, such Selling Bank shall no longer constitute a “Bank” for purposes hereof; provided, any rights of such Selling Bank to indemnification hereunder and other rights of such Selling Bank which pursuant to the express terms of this Agreement survive shall survive as to such Selling Bank. If the Selling Bank is also an LC Issuing Bank, its obligation to issue, amend, renew or extend Letters of Credit shall terminate concurrently with such sale and its status as an LC Issuing Bank (but not its right to indemnification or such other rights hereunder) shall terminate when the LC Liabilities relating to all Letters of Credit issued by it have been reduced to zero or have been fully cash collateralized or supported by other letters of credit, in each case, in a manner satisfactory to the LC Issuing Bank.

(l)    Amendments to Section 9.05; Amendments and Waivers. Section 9.05 is hereby amended by deleting the reference to “Loan Document” and replacing it with “Financing Document”, and by adding the following language to the end thereof:

“Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Banks or each affected Bank may be effected with the consent of the applicable Banks other than Defaulting Banks), except that (x) the Commitment of a Defaulting Bank may not be increased or extended without the consent of such Bank, and (y) any waiver, amendment or modification requiring the consent of all Banks or each affected Bank that by its terms affects any Defaulting Bank disproportionately adversely relative to other affected Banks shall require the consent of such Defaulting Bank.”

(m)    Amendments to Section 9.06; Successors and Assigns.

(i)Section 9.06(c) is hereby amended by deleting the reference to “Section 8.04” at the end thereof and replacing it with “Section 8.03”.

(ii)Section 9.06(e) is hereby amended by deleting the reference to “Section 8.03 or Section 8.04” and replacing it with “Section 8.02 or Section 8.03”, by deleting the reference to “Section 8.02, Section 8.03 or Section 8.04” and replacing it with “Section 8.04” and by deleting “requiring such Bank to designate a different Applicable Lending Office under certain circumstances or”.

(n)    Amendment to Section 9.12; Survival. Section 9.12 is hereby amended by deleting the reference to “Section 8.03, Section 8.04,” and replacing it with “Section 8.02, Section 8.03,”.

(o)    Amendment to Section 9.13; Patriot Act Notice. Section 9.13 is hereby amended by adding the following language to the end thereof:

“Each Bank acknowledges and agrees that neither such Bank, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Bank's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 as hereafter amended or replaced, or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Obligors, their Affiliates or their agents, the Financing Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under such regulations or such other Laws.”

(p)    Amendment to Schedule 1.1(A)-Commitments of Lenders. Schedule 1.1(A)-Commitments of Lenders to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.1(A)-Commitments of Lenders to this Second Amendment.

(q)    Amendment to Schedule 2-Pricing Grid. Schedule 2-Pricing Grid to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2-Pricing Grid to this Second Amendment and any change in pricing shall be effective as of the date of this Second Amendment.

(r)    Addition of Exhibits G-1, G-2, G-3 and G-4. Exhibits G-1, G-2, G-3 and G-4 attached hereto are hereby made exhibits to the Credit Agreement.

3.Conditions to Effectiveness. The amendments contained in Section 2 of this Second Amendment shall become effective upon each of the following conditions being satisfied or waived by the Agent:

(a)Execution and Delivery of Second Amendment. Each Obligor, the Banks and the Agent shall have executed and delivered this Second Amendment; and each amended and restated Note, if requested, shall have been executed and delivered by the Borrower.

(b)Organization, Authorization and Incumbency. There shall be delivered to the Agent for the benefit of each Bank a certificate, dated the date hereof and signed by the Secretary or an Assistant Secretary of each Obligor, certifying as appropriate as to:

(i)authorizing resolutions on behalf of each of the Obligors evidencing authorization to take all action in connection with this Second Amendment and the other documents executed and delivered in connection herewith; and

(ii)copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation and limited liability company agreement, in each case as in effect on the date hereof, certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in each state where organized; provided, however, that the Obligors may, in lieu of delivering copies of the foregoing organizational documents, certify that the organizational documents previously delivered by the Obligors to the Agent remain in full force and effect and have not been modified, amended, or rescinded.

(c)Officer's Certificate. The Borrower shall provide a certificate to the Agent, dated the date hereof and signed by the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower confirming compliance with the conditions precedent set forth in paragraphs (c), (d) and (e) of Section 3.02 of the Credit Agreement, after giving effect to this Second Amendment and the transactions contemplated herein, and as if the date of this Second Amendment is the "Closing Date" and the phrase "December 31, 2009" in Section 4.04(c) of the Credit Agreement is replaced with "December 31, 2012" for purposes thereof.

(d)Fees. The Borrower shall have paid to the Agent all fees and expenses owing on the date hereof by the Borrower to the Credit Parties, including without limitation the fees set forth in Section 4(d) of this Second Amendment, and in respect of which the Borrower shall have received an invoice not less than two (2) Business Days prior to the date hereof.

4.Miscellaneous.

(a)Representations and Warranties. By its execution and delivery hereof to the Agent, each Obligor represents and warrants to the Agent and the Banks that such Obligor has duly authorized, executed and delivered this Second Amendment.

(b)Full Force and Effect. All provisions of the Credit Agreement remain in full force and effect on and after the date hereof except as expressly amended hereby. The parties do not amend any provisions of the Credit Agreement except as expressly amended hereby.

(c)Counterparts. This Second Amendment may be signed in counterparts (by facsimile transmission, .pdf, .tif or otherwise) but all of such counterparts together shall constitute one and the same instrument.

(d)Fees. The Borrower shall pay (i) to the Agent for the account of each Bank that is a Bank under the Credit Agreement immediately prior to the Second Amendment Effective Date, a fee equal to 0.10% of such Bank's Commitment on the Second Amendment Effective Date, up to such Bank's Commitment immediately prior to the Second Amendment Effective Date, (ii) to the Agent for the account of each Bank referred to in clause (i) above, a fee equal to 0.20% of the amount, if any, by which such Bank's Commitment on the Second Amendment Effective Date exceeds such Bank's Commitment immediately prior to the Second Amendment Effective Date, (iii) to the Agent for the account of each Bank which was not a Bank immediately prior to the Second Amendment Effective Date, a fee equal to 0.20% of such Bank's Commitment and (iv) to PNC Capital Markets LLC, for its own account, the Arrangement Fee as described in the letter agreement dated May 17, 2013, from the Agent and PNC Capital Markets LLC to and accepted by the Borrower, with all such fees set forth in this clause (d) being fully earned and not refundable upon the Second Amendment Effective Date.

(e)Incorporation into Credit Agreement. This Second Amendment shall be incorporated into the Credit Agreement by this reference. All representations, warranties, Events of Default and covenants set forth herein shall be a part of the Credit Agreement as if originally contained therein.

(f)Governing Law. This Second Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

(g)Payment of Fees and Expenses. The Borrower unconditionally agrees to pay and reimburse the Agent and save the Agent harmless against liability for the payment of all reasonable out‑of‑pocket expenses of the Agent and its affiliates, including reasonable fees and disbursements of special counsel for the Agent in connection with the preparation and administration of this Second Amendment and all other documents or instruments to be delivered in connection herewith.

(h)No Novation. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Financing Documents will remain in full force and effect. The Borrower, each other Obligor, each Bank and the Agent acknowledge and agree that this Second Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Credit Agreement or the other Financing Documents. On and after the Second Amendment Effective Date, the Second Amendment will for all purposes constitute a "Financing Document" under the Credit Agreement. Each Subsidiary Guarantor hereby reconfirms and ratifies the Subsidiary Guaranty.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO SECOND AMENDMENT TO
CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Second Amendment as of the day and year above written.

BORROWER:

CON-WAY INC.,
a Delaware corporation

By:     /s/ Michael J. Morris
Name: Michael J. Morris
Title: Senior Vice President - Treasurer

[SIGNATURE PAGE TO SECOND AMENDMENT TO
CREDIT AGREEMENT]

SUBSIDIARY GUARANTORS:	CON-WAY FREIGHT INC.,
a Delaware corporation

By:     /s/ Michael J. Morris
Name: Michael J. Morris
Title: Assistant Treasurer
MENLO WORLDWIDE, LLC,
a Delaware limited liability company

By:     /s/ Michael J. Morris
Name: Michael J. Morris
Title: Assistant Treasurer

TRANSPORTATION RESOURCES, INC.,
a Missouri corporation

By:     /s/ Michael J. Morris
Name: Michael J. Morris
Title: Assistant Treasurer
MENLO LOGISTICS, INC.,
a Delaware corporation

By:     /s/ Michael J. Morris
Name: Michael J. Morris
Title: Assistant Treasurer
CON-WAY TRUCKLOAD INC.,
a Missouri corporation

By:     /s/ Michael J. Morris
Name: Michael J. Morris
Title: Assistant Treasurer

[SIGNATURE PAGE TO SECOND AMENDMENT TO
CREDIT AGREEMENT]

BANKS:

PNC BANK, NATIONAL ASSOCIATION, in its capacity as a Bank, as an LC Issuing Bank, as the Swingline Bank and as the Agent

By: /s/ Philip K. Liebscher
Name:    Philip K. Liebscher
Title:    Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO
CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Edward B. Hanson
Name: Edward B. Hanson
Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO
CREDIT AGREEMENT]

BANK OF AMERICA, N.A.

By: /s/ Thomas Lawler
Name: Thomas Lawler
Title: Assistant Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO
CREDIT AGREEMENT]

MORGAN STANLEY BANK, N.A.

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO
CREDIT AGREEMENT]

GOLDMAN SACHS BANK USA

By: /s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO
CREDIT AGREEMENT]

THE BANK OF NEW YORK MELLON

By: /s/ John T. Smathers
Name: John T. Smathers
Title: First Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO
CREDIT AGREEMENT]

THE BANK OF NOVA SCOTIA

By: /s/ Eugene Dempsey
Name: Eugene Dempsey
Title: Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO
CREDIT AGREEMENT]

KEYBANK NATIONAL ASSOCIATION

By: /s/ David A. Wild
Name: David A. Wild
Title: Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO
CREDIT AGREEMENT]

ROYAL BANK OF CANADA

By: /s/ Ben Thomas
Name: Ben Thomas
Title: Authorized Signatory

SCHEDULE 1(A)
COMMITMENTS OF BANKS

Bank	Amount of Commitment for Revolving Credit Loans	Ratable Share
PNC Bank, National Association	$62,500,000.00	19.230769231%
U.S. Bank National Association	$62,500,000.00	19.230769231%
Bank of America, N.A.	$37,500,000.00	11.538461538%
Royal Bank of Canada	$37,500,000.00	11.538461538%
The Bank of Nova Scotia	$25,000,000.00	7.692307692%
The Bank of New York Mellon	$25,000,000.00	7.692307692%
KeyBank National Association	$25,000,000.00	7.692307692%
Goldman Sachs Bank USA	$25,000,000.00	7.692307692%
Morgan Stanley Bank, N.A.	$25,000,000.00	7.692307692%
TOTAL	$325,000,000.00	100%

SCHEDULE 2
PRICING GRID--
VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

Level	Leverage Ratio	Facility Fee Rate	Base Rate Margin	Euro-Dollar Margin
I	Less than 1.00 to 1.0	0.175%	0.075%	1.075%
II	Greater than or equal to 1.00 to 1.0, but less than 1.50 to 1.0	0.20%	0.30%	1.30%
III	Greater than or equal to 1.50 to 1.0, but less than 2.00 to 1.0	0.25%	0.50%	1.50%
IV	Greater than or equal to 2.00 to 1.0, but less than 2.50 to 1.0	0.30%	0.70%	1.70%
V	Greater than or equal to 2.50 to 1.0, but less than 3.00 to 1.0	0.30%	0.95%	1.95%
VI	Greater than or equal to 3.00	0.35%	1.15%	2.15%

For purposes of determining the Facility Fee Rate, Base Rate Margin and Euro-Dollar Margin:
(a)    The Facility Fee Rate, Base Rate Margin and Euro-Dollar Margin shall be recomputed based on the Leverage Ratio as of the end of each fiscal quarter ending after the Closing Date. Any increase or decrease in the Facility Fee Rate, Base Rate Margin and Euro-Dollar Margin computed as of a quarter end shall be effective on the third Business Day following the date on which the Compliance Certificate evidencing such computation is delivered under Section 5.01(c).
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Banks determine that (i) the Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Agent for the account of the applicable Banks, promptly on demand by the Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Agent, any Bank or any LC Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Agent, any Bank or the LC Issuing Banks, as the case may be, under any other provision in this Agreement. The Borrower's obligation under this paragraph shall survive the termination of the Commitments and the repayment of all other obligations hereunder.

(c)    Notwithstanding anything to the contrary in the table above, if the Leverage Ratio for any testing period is negative or if a failure by the Borrower to deliver a Compliance Certificate as required under Section 5.01(c) has become an Event of Default under Section 6.01(c) and such failure to deliver a Compliance Certificate is continuing, Level VI pricing shall apply.